EXHIBIT (E)(2)

                        RANSON & ASSOCIATES, INC.
                     250 NORTH ROCK ROAD, SUITE 150
                          WICHITA, KANSAS 67206

                            DEALER AGREEMENT

Gentlemen:

  As principal underwriter of shares of the Eagle Funds, an open-end investment company (the "Fund"), we invite you to join the selling group for the distribution of shares of beneficial interest of the Fund, including any existing or future series or classes thereof (the "Shares"). As exclusive agent of the Fund, we offer to sell you Shares on the following terms:

  1. In all sales of Shares of the Fund to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for the Fund, for us, or for any other member of the selling group.

  2. Orders received from you will be accepted by us only at the public offering price applicable to each order, as established in the current Fund Prospectus of the appropriate series, subject to the discounts provided in such Prospectus. The minimum dollar purchase of Shares of the Fund by any person shall be the applicable minimum amount described in the then current Fund Prospectus for the applicable series, and no order for less than such amount will be accepted hereunder. The public offering price shall be the net asset value per Share plus with respect to certain classes, a sales charge expressed as a percentage of the applicable public offering price, as determined and effective as of the time specified in the then current Fund Prospectus for the applicable series. [Upon receipt from you of any order to purchase Shares, we shall confirm to you in writing or by wire to be followed by a confirmation in writing]. The procedures relating to the handling of orders and payment therefor shall be subject to additional instructions which we shall forward from time to time to you. All orders are subject to acceptance or rejection by us in our sole discretion.

  3. You may offer and sell shares only to customers at the applicable public offering price determined in the manner described in the Fund's current Prospectus for the applicable series. As of the date of the Agreement, the sales charge applicable to any sale of a class of Fund Shares by you and the dealer concession applicable to any offer from you for the purchase of such Fund Shares accepted by us shall be the percentage of the applicable public offering price set forth in the then current Fund Prospectus for the applicable series of the Fund. Reduced sales charges may also be available pursuant to any special features of a series of the Fund (such as cumulative discounts, letter of intent, etc. the terms of which shall be as described in the applicable Fund Prospectus and related forms). You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for a reduced sales charge.

  You may receive a distribution fee and/or a service fee with respect to certain classes(es) of Shares for which such fees are applicable, as provided in the applicable Prospectus, which distribution fee and/or service fee shall be payable for such periods and at such intervals as are from time to time specified by us. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby.

  4. You agree to purchase Shares only from us. If you purchase Shares from us, you agree that all such purchases shall be made only: (a) to cover orders already received by you from your customers or (b) for your own bona fide investment. We, in turn, agree that we will not purchase any securities from the Fund except for the purpose of covering purchase orders which we have already received or for bona fide investment.




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  5.  You shall not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding, (e.g., by change in the net asset value from that used in determining the public offering price to your customers).

  6.  We will not accept from you any conditional orders for shares.

  7. If any Shares sold to you under the terms of the Agreement are tendered for redemption, within seven business days after the date of our confirmation of the original purchase by you, it is agreed that you shall forfeit your right to any dealer concession received by you on such Shares. We will notify you of any such redemption within ten business days from the date on which the redemption order in proper form is delivered to us or to the Fund, and you shall forthwith refund to us the full concession allowed to you on such sale. We agree, in the event of any such redemption, to refund to the Fund our share of the concession allowed to us and upon receipt from you of the refund of the concession allowed to you, to pay such refund forthwith to the Fund.

  8. Payment for Fund Shares by you shall be made on or before the settlement date specified in our confirmation, at the office of the Fund's transfer agent, Sunstone Financial Group, Inc., 207 East Buffalo Street, Suite 400, Milwaukee, WI 53202, and by check payable to the order of the Fund, which reserves the right to delay issuance or transfer of shares until such check has cleared. If such a payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to cause the Fund to redeem the Shares ordered, and in either case, may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

  9. Shares sold hereunder shall be available in book-entry form on the books of the Fund's transfer agent. If no open account registration of transfer instructions are received by the Fund's transfer agent within 20 days after payment by you for shares sold to you, an open account for such shares will be established in your name. You agree to hold harmless and indemnify us, the transfer agent, and the Fund for any loss or expenses resulting from such open account registration of such shares.

  10. No person is authorized to make any representations concerning the Shares or of the Fund except those contained in the then current Prospectus of the applicable Fund series and in sales literature issued by us supplemental to such Prospectus. In purchasing Shares from us, you shall rely solely on the representations contained in such Prospectus and in such sales literature. We will furnish additional copies of the current Prospectus and such sales literature and other releases and information issued by us in reasonable quantities upon request. You agree that you will not offer or sell any Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current Prospectus for the appropriate series of the Fund (as amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in such then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the Fund. You shall be responsible for any required filing of such advertising.

  11. All sales shall be made subject to receipt of Shares from the Fund. The Fund reserves the right in its discretion and we reserve the right in our discretion, without notice, to modify, suspend or withdraw the offering of Shares entirely, and upon notice, to change the sales charge, dealer concession or any other amounts payable hereunder. We reserve the right, upon notice, to amend, modify, change or cancel the terms of this Agreement.

  12. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Fund, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Fund or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.


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  13.  This Agreement shall replace any prior agreement with respect to this
Fund between us and your acceptance of this Agreement constitutes your representation and warranty that you are a registered securities dealer and a member in good standing of the National Association of Security Dealers, Inc. You and we agree to abide by the Rules, and Regulations of the National Association of Security Dealers, Inc., including its Conduct Rules, and all applicable state and Federal laws, rules and regulations. You will only offer shares of the Fund for sale in states in which they may be lawfully offered for sale. References herein to a "Fund Prospectus" or "Prospectus" shall mean the prospectus and statement of additional information of the Fund as from time to time in effect. Any changes, modifications, or additions reflected in any such Fund Prospectus shall be effective on the date of such Fund Prospectus (or supplement thereto) unless specified otherwise.

  14. All communications to us should be sent to the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below. This Agreement shall be effective when accepted by you below and shall be construed under the laws of the State of Kansas. This Agreement is subject to the Prospectuses and Statements of Additional Information of the Fund from time to time in effect, and, in the event of a conflict, the terms of the applicable Prospectus and Statement of Additional Information shall control.
RANSON & ASSOCIATES, INC.



By  ________________________________________
              (Authorized Signature)


ACCEPTED:


___________________________________________
  (Dealer's Name)


___________________________________________
  (Street Address)


___________________________________________
  (City)          (State)          (Zip)


By  _______________________________________
        (Authorized Signature of Dealer)







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